                                                                     Exhibit 3.2
                                                                     -----------

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                       CLARK OIL & REFINING CORPORATION

                   - - - - - - - - - - - - - - - - - - - - -
                   Adopted in accordance with the provisions
                   of Section 242 of the General Corporation
                          Law of the State of Delaware
                   - - - - - - - - - - - - - - - - - - - - -

          The undersigned, being the President and Secretary of Clark Oil & Refining Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware do hereby certify as follows:

          FIRST: That the name of the Corporation is Clark Oil & Refining Corporation.

          SECOND: That the Certificate of Incorporation of the corporation was filed by the Secretary of State of Delaware on the 8th day of February, 1988.

          THIRD: That Article FIRST of the Certificate of Incorporation be and it hereby is amended to read as follows:

                  "FIRST:      The name of the corporation is

                       Clark Refining & Marketing, Inc."

          FOURTH: That the amendment was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of the holders of all outstanding shares entitled to vote thereon, all in accordance with the provisions of Section 228 of the General Corporation Law.
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          IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 3rd day of September, 1993.


                                  CLARK OIL & REFINING CORPORATION



                                  /s/ Paul D. Melnuk
                                  -------------------------
                                  Paul D. Melnuk, President


ATTEST:


/s/ Patrick F. Heider
----------------------------
Patrick F. Heider, Secretary



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